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Exhibit 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-63704) of United Online, Inc. of our report dated January 17, 2001 relating to the consolidated financial statements of Juno Online Services, Inc. and Subsidiaries, which appears in the Current Report on Form 8-K of United Online, Inc. filed on September 28, 2001.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 28, 2001

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Exhibit 23.1
Consent of Independent Accountants